EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Claire M. Chadwick, CFO 973-669-7366, ext. 267

PENNFED FINANCIAL SERVICES, INC. REPORTS COMPLETION OF EXISTING
STOCK REPURCHASE PROGRAM AND COMMENCEMENT OF A NEW PROGRAM

        WEST ORANGE, NJ, February 23, 2005 – PennFed Financial Services, Inc. (NASDAQ:PFSB), the holding company for the New Jersey-based Penn Federal Savings Bank, today announced that it completed all repurchases under its 5% Stock Repurchase Program previously authorized in February 2004 and that its Board of Directors authorized a new 5% Stock Repurchase Program.

        Joseph L. LaMonica, President and Chief Executive Officer of PennFed, indicated that under the completed program, the Company repurchased 670,000 shares from March 9, 2004 through February 22, 2005 at prices ranging from $14.02 to $18.03 per share. After completion of the repurchases, the Company had 13,560,566 shares of common stock outstanding.

        Under the new program, the Company may repurchase up to 5% of its outstanding shares over the next 18 months, subject to market conditions and other factors.

        Penn Federal Savings Bank maintains 25 branch offices. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

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